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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         SHURGARD STORAGE CENTERS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                   Delaware                                                  91-1080141
---------------------------------------------              ----------------------------------------------
   (State of incorporation or organization)                     (I.R.S. Employer Identification No.)

        1201 Third Avenue, Suite 2200
                 Seattle, WA                                                   98101
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   (Address of principal executive offices)                                  (Zip code)

If this Form relates to the registration of a              If this Form relates to the registration of a
class of debt securities and is effective                  class of debt securities and is to become
upon filing pursuant to General Instruction                effective simultaneously with the
A(c)(1) please check the following box. [ ]                effectiveness of a concurrent registration
                                                           statement under the Securities Act of 1933
                                                           pursuant to General Instruction A(c)(2) please
                                                           check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:


            Title of Each Class                            Name of Each Exchange on Which
            to be so Registered                            Each Class is to be Registered
            -------------------                            ------------------------------
8.80 % Series B Cumulative Redeemable Preferred                New York Stock Exchange
     Stock, par value $0.001 per share

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                ----------------
                                (Title of Class)



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ITEM 1.          DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The description of the Registrant's 8.80% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share, set forth under the heading "Description of Series B Preferred Stock" in the Prospectus Supplement dated April 16, 1997 and under the headings "Description of Preferred Stock" and "Restrictions on Transfers of Capital Stock; Excess Stock" in the accompanying Prospectus dated February 20, 1997, to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) (relating to the Registrant's Registration Statement on Form S-3, Registration No. 333-21273) under the Securities Act of 1933, as amended, is incorporated herein by reference.

ITEM 2.          EXHIBITS

         1. Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 of Shurgard Storage Centers, Inc., Registration No. 33-57047).

         2. Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K for the year ended December 31, 1995 (filed March 20, 1996)) of Shurgard Storage Centers, Inc.

         3. Form of Certificate of Designations to the Restated Certificate of Incorporation, as amended, with respect to the Series B Preferred Stock of the Company.

         4.      Form of Series B Preferred Stock Certificate.



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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  SHURGARD STORAGE CENTERS, INC.


                                    /s/  HARRELL L. BECK
                                  ----------------------------------------
                                    Harrell L. Beck
                                    Senior Vice President, Chief Financial
                                    Officers and Treasurer

Dated:  April 16, 1997





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